DIRECTOR/OFFICER INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT is made as of the __ day of ____ 1999, by and between:

         MORTGAGE.COM, INC., a Florida corporation, with its principal office and place of business at 8751 Broward Boulevard, Fifth Floor, Plantation, Florida 33324 (the "Corporation"), and

         ___________, a resident of the State of Florida ("Director") whose residence address is:


                       __________________________________
                       __________________________________
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                                   Background

         The Corporation desires that Director serve as a member of the Board of Directors of the Corporation. Director has indicated that he will be willing to serve in that capacity set forth above, on the condition that he be indemnified as provided in this Agreement. The Corporation also desires that Director serve as an executive officer of the Corporation, and such service shall also be on the condition that Director be indemnified as provided in this Agreement.

         NOW, THEREFORE, in consideration of the premises and as an inducement to Director to accept the positions described above as well as any other additional positions as may be mutually agreed upon by the Corporation and Director, the Corporation hereby covenants and agrees with Director, as follows:

         1. Definitions. For purposes of this Agreement:

                  a. "Expenses" include all expenses actually and reasonably incurred with respect to a Proceeding, including, without limitation, fees, expenses and disbursements of attorneys, accountants, financial consultants and other professionals.

                  b. "Liabilities" includes obligations to pay a judgment, settlement, penalty, fine or tax (including, without limitation, any withholding or employment tax and any excise tax assessed with respect to the Corporation, any Subsidiary, any employee benefit plan or any other enterprise as to which Director is or was serving in an Official Capacity), together with any obligation to pay interest thereon.

                  c. "Proceeding" includes any threatened, asserted, pending or completed claim, action, suit or other type of proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, including, without limitation, any arbitration proceeding or other proceeding for the resolution of any claim or dispute and any privately conducted negotiations, and including, without limitation, any settlement, hearing, trial or appeal of any of the foregoing.

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                  d. "Serving in an Official Capacity" includes (i) serving as a director, officer, employee or agent of the Corporation or any Subsidiary or (ii) serving at the request of the Corporation or any Subsidiary as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan.

                  e. "Subsidiary" means any corporation or other entity directly or indirectly controlled by the Corporation which now exists or may hereafter be formed.

         2. Statutory Indemnification. The Corporation hereby agrees to indemnify and hold harmless Director to the fullest extent permitted or required by the provisions of Chapter 607 of the Florida Statutes, as amended, or the laws of the state of incorporation of any successor to the Corporation, and to cause any Subsidiary to indemnify and hold harmless Director to the fullest extent permitted or required by the provisions of the laws of its jurisdiction of incorporation against any Liability or Expense incurred by Director by reason of the fact that Director is or was Serving in an Official Capacity. The Corporation agrees that such obligation shall be to the fullest extent required or permitted by any subsequent amendment to any of such provisions of the Florida Statutes or by any other applicable statutory provisions permitting or requiring such indemnification which are adopted after the date of this Agreement (but in the case of any amendment or subsequent statutory provisions, only to the extent that such amendment or provisions permit or require broader or more extensive indemnification rights than prior thereto).

         3. Additional Indemnification. Subject only to the exclusions set forth in this Section 3, the Corporation further agrees to indemnify and hold harmless and to cause any Subsidiary to indemnify and hold harmless Director against any and all Liabilities and Expenses incurred by Director in connection with any Proceeding to which Director is or was a party or is threatened to be made a party or in which Director is called to testify as a witness or deponent by reason of the fact that Director is or was Serving in an Official Capacity. Director shall not be entitled to any indemnification pursuant to this Section 3 if a judgment or other final adjudication establishes that any act or omission of Director was material to the cause of action so adjudicated and that such act or omission constituted:

                  a. A criminal violation, unless Director had reasonable cause to believe that Director's conduct was lawful or had no reasonable cause to believe that such conduct was unlawful;

                  b. A transaction from which Director derived an improper personal benefit;

                  c. An act or omission giving rise to liability for an unlawful distribution under Section 607.0834, Florida Statutes, or any successor provision; or

                  d. Wilful misconduct or a conscious disregard for the best interests of the Corporation (or any Subsidiary or any other enterprise as to which Director is or was Serving in an Official Capacity).

         4. Advance of Expenses; Partial Indemnification. The Corporation shall advance or cause any Subsidiary to advance Expenses incurred by Director in defending any Proceeding for which Director may be entitled to indemnification hereunder, provided that the Corporation or any Subsidiary shall not be required to advance any sums for such Expenses if the Board of Directors of the Corporation or the Board of Directors of any Subsidiary, as the case may be, makes a preliminary good faith determination that Director engaged in willful misconduct or acted with a conscious disregard for the best interests of the Corporation or any Subsidiary, as the case may be (but no such determination by

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the Board of Directors of any Subsidiary alone shall have any effect upon the obligations of the Corporation under this Agreement without such a determination by the Board of Directors of the Corporation). Director hereby agrees to repay any such advances of Expenses made hereunder with respect to a matter if Director is ultimately found not to be entitled to indemnification hereunder with respect to such matter. If Director is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of any Expense or Liability but not entitled to indemnification for all of the total amount thereof, the Corporation shall indemnify Director for such portion thereof to which Director is entitled.

         5. Obligations of Corporation and Subsidiary; Separate Obligations. It is the intention of the parties that Director be entitled to indemnification to the broadest possible extent allowed by law. Accordingly, any ambiguity in this Agreement shall be construed in favor of indemnification. Furthermore, in the event that applicable law would not permit or require indemnification as to a Liability or Expense but Florida law would, or vice versa, or in the event that a Liability or Expense would be indemnifiable under both laws but the law of one would permit or require broader indemnification than the other, Director shall be indemnified pursuant to the law that will provide maximum indemnification. The obligations of the Corporation under this Agreement are separate, independent and primary obligations of the Corporation, and may be enforced directly against the Corporation without any necessity for joining any Subsidiary or any other enterprise as to which Director is or was Serving in an Official Capacity, for recovering or seeking to enforce any judgment against any Subsidiary or such other enterprise, or for otherwise seeking to recover from or out of the assets of any Subsidiary or any such other enterprise, whether or not any Subsidiary or any such other enterprise has assets sufficient for such recovery.

         6. Notification of Defense of Claim. Promptly after receipt by Director of the notice of the commencement of any Proceeding (including any threat thereof) as to which Director may be entitled to indemnification hereunder, Director shall notify the Corporation in writing of the commencement thereof. Failure to so notify the Corporation shall not relieve the Corporation from any obligation hereunder except to the extent that it may suffer material prejudice by reason of such failure. With respect to any such Proceeding as to which Director notifies the Corporation of the commencement thereof:

                  a. The Corporation shall be entitled to participate therein at its own expense.

                  b. Except as otherwise provided below, the Corporation shall be entitled to assume the defense thereof on behalf of Director, with counsel satisfactory to Director and the Corporation. Director shall have the right to employ separate counsel in such Proceeding, and the fees, expenses and disbursements of Director's own separate counsel incurred after written notice from the Corporation to Director of its assumption of the defense thereof and after the full assumption of such defense by counsel engaged by the Corporation and satisfactory to Director, shall be the expense of Director except (i) if the employment of counsel by Director has been authorized in writing by the Corporation, or (ii) if Director shall have reasonably concluded that there may be a conflict of interest between Director and the Corporation with respect to the defense of such action, or (iii) if any fees, expenses and disbursements of Director's own separate counsel are incurred in connection with familiarizing or providing assistance to counsel employed by the Corporation, in which case the fees, expenses and disbursements of Director's own separate counsel shall be paid by the Corporation. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which Director shall have made the conclusion provided for in
         (ii) above.

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                  c. The Corporation shall not be obligated to indemnify
         Director under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty, limitation, Liability or Expense on Director for which Director is not entitled to indemnification hereunder, without Director's written consent.

         7. Insurance. Nothing in this Agreement shall be deemed to require the Corporation to indemnify Director to the extent that insurance proceeds under any policy of policies of insurance carried by the Corporation, any Subsidiary or any affiliate of the Corporation are available to satisfy any Liability or Expense incurred by Director by reason of the fact that Director is or was Serving in an Official Capacity. In the event the Corporation maintains policies of directors and officers liability insurance, Director shall be named as an insured in such manner as to provide Director the same rights and benefits as are accorded to the most favorably insured of the Corporation's directors.

         8. No Third Party Beneficiaries. This Agreement is not intended for the benefit of and shall not create any rights in favor of any third parties, it being the intent of the parties that this Agreement be solely for the benefit of Director, Director's heirs and personal representatives, in the event that Director incurs any Liability or Expense for which Director is entitled to indemnification hereunder.

         9. Miscellaneous. This Agreement shall continue in force during the period that Director is Serving in an Official Capacity and shall continue thereafter so long as Director shall be subject to any possible claim or Proceeding by reason of the fact that Director was Serving in an Official Capacity. Director shall be entitled to reimbursement from the Corporation for the fees, expenses and disbursements of counsel reasonably incurred by Director in enforcing Director's rights under this Agreement. In the event that any provision of this Agreement is held to be void or unenforceable, the remaining provisions shall not be affected thereby. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and successors. This Agreement is not assignable by either party. No amendment or modification to this Agreement shall be effective unless made in a writing signed by the party against whom enforcement is sought.


                                   MORTGAGE.COM, INC.



                                   By: ________________________________________
                                       John J. Hogan, Executive Vice President



                                   ____________________________________________



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